UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2017 (January 12, 2017)

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36439	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant's Certifying Accountant.

On January 12, 2017, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company approved the dismissal of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm and accordingly the Company notified Ernst & Young of such action effective as of January 12, 2017.

The dismissal of Ernst & Young as the Company’s independent registered public accounting firm did not result from any dissatisfaction with the quality of professional services rendered by Ernst & Young.

The audit reports of Ernst & Young on the Company’s consolidated financial statements as of and for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years, and any subsequent interim period prior to termination of the client-auditor relationship with Ernst & Young on January 12, 2017, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of such disagreements in their reports on the Company’s consolidated financial statements with respect to such periods.

During the Company’s two most recent fiscal years, and any subsequent interim period prior to termination of the client-auditor relationship with Ernst & Young on January 12, 2017, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K and the related instructions, except for the material weaknesses in the Company’s internal control over financial reporting disclosed in its Form 10-K for the fiscal year ended December 31, 2014 (filed April 15, 2015), related to the design of controls over proper timing and recognition of revenue and over the elements used in our analysis and evaluation of the allowance for doubtful accounts to ensure that the allowance for doubtful accounts was reasonably stated. The ineffectiveness of these controls did not result in an adjustment to the financial statements or a restatement of prior year financial statements. In response to the material weaknesses, the Company’s management developed remediation plans to address the control deficiencies identified in 2014. These remediation actions were implemented during 2015 and included enhancements that included (i) with respect to revenue recognition, (a) a reconciliation of proof of delivery (fax confirmation) for invoiced and unbilled reports and (b) a review of error processing queues, among other steps, and (ii) with respect to allowances for doubtful accounts, (a) a review of the payor and client accounts receivable aging (b) review of write offs, (c) a review of current and historical payment trends and (d) a review of actual cash collections and a hindsight analysis, among other steps. The Company’s management determined that these remediation actions were effectively designed and demonstrated effective operation for a sufficient period of time to enable the Company’s management to conclude that the 2014 material weaknesses were remediated as of December 31, 2015.

The Company provided Ernst & Young with a copy of the disclosures it is making in this Form 8-K prior to the time this Form 8-K was filed with the SEC. The Company requested Ernst & Young to furnish it a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements. A copy of Ernst & Young’s letter, dated January 18, 2017, is filed as Exhibit 16.1 to this Form 8-K.

While the Company has not engaged a new independent registered public accounting firm as of the date hereof, it has begun a search process to indentify Ernst & Young’s successors. The Company will disclose its engagement of a new independent registered public accounting firm once the process has been completed and as required by the SEC’s rules and regulations.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” of the Company within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on April 14, 2016, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 14, 2016. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this Current Report on Form 8-K. All information in this Current Report on Form 8-K is as of the date of this report and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

16.1	Letter from Ernst & Young LLP addressed to the Securities and Exchange Commission, dated January 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

Date: January 19, 2017	By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP addressed to the Securities and Exchange Commission, dated January 18, 2017.